SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 17, 2006

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2006, the Board of Directors (the “Board”) of Wal-Mart Stores, Inc. (“Wal-Mart”) appointed Roger C. Corbett as a director of Wal-Mart. In addition, Mr. Corbett was appointed to the Strategic Planning and Finance Committee of the Board. There is no arrangement or understanding between Mr. Corbett and any other persons or entities pursuant to which Mr. Corbett was appointed as a director. Since the beginning of Wal-Mart’s fiscal year 2006, neither Mr. Corbett nor any immediate family member of Mr. Corbett has been a party to any transaction or currently proposed transaction with Wal-Mart that is reportable under Item 404(a) of Regulation S-K.

Upon his appointment to the Board, Mr. Corbett became entitled to a prorated portion of the non-management directors’ compensation awarded pursuant to the Wal-Mart Stores, Inc. Director Compensation Plan (the “Director Plan”). The terms of the Director Plan were disclosed in the Company’s proxy statement dated April 14, 2006 relating to the Annual Shareholders’ Meeting held on June 2, 2006. As part of his non-management director compensation under the Director Plan, on November 17, 2006, Mr. Corbett received a prorated stock award in the amount of 1,576 shares of Wal-Mart common stock. Mr. Corbett will also receive a prorated portion of the remaining $60,000 of the annual retainer payable to non-management directors, which will be paid quarterly  through the 2007 Annual Shareholders’ Meeting, and which he may take in cash or Wal-Mart common stock, defer in stock units under the terms of the Director Plan, defer in an interest bearing account, or receive in any combination thereof. In addition, during Mr. Corbett’s tenure on the Board, Wal-Mart will compensate Mr. Corbett for the travel expenses, including transportation and board, for Mr. Corbett’s spouse if she accompanies Mr. Corbett when he attends meetings of the Board or any Board committee of which he is a member, plus an additional amount to compensate Mr. Corbett for any applicable taxes on such payments on behalf of his spouse.

A copy of the press release announcing Mr. Corbett’s appointment to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated November 17, 2006, announcing appointment of Roger Corbett to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2006

WAL-MART STORES, INC.
By:	/s/ Jeffrey J. Gearhart
Jeffrey J. Gearhart Vice President and General Counsel, Corporate Division

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated November 17, 2006, announcing appointment of Roger Corbett to the Board